UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 7, 2020

BIG ROCK PARTNERS ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38302	82-2844431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2645 N. Federal Highway, Suite 230 Delray Beach, FL	33483
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:    202-654-7060

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock, one Right and one-half of one Warrant	BRPAU	The NASDAQ Stock Market LLC
Common Stock, par value $0.001 per share	BRPA	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one share of Common Stock	BRPAR	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	BRPAW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Offi cers; Compensatory Arrangements of Certain Officers

On February 7, 2020, Lori B. Wittman notified the Board of Directors (“Board”) of Big Rock Partners Acquisition Corp. (the “Company”) that she was resigning as a director of the Company and as its Chief Financial Officer. Ms. Wittman’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices (financial or otherwise).

On the same date, the Board appointed Bennett Kim to fill the vacancy on the Board created by Ms. Wittman’s resignation and appointed Mr. Kim as the Company’s Chief Financial Officer. Mr. Kim, 47 years old, has served as the Company’s Chief Investment Officer and Corporate Secretary since September 18, 2017. He has also served as the Managing Principal of Big Rock Senior Housing since January 2016. Mr. Kim was the Chief Investment Officer at Big Rock Partners, an opportunistic real estate investment firm founded in 2004 that has invested in and managed over $800 million in assets since its formation, from May 2006 to July 2014 and was responsible for acquisitions, development, asset management, and dispositions. From July 2014 to December 2015, Mr. Kim served as the Head of Acquisitions for Carefree Communities, the fifth largest national owner and operator of manufactured housing communities and RV parks with 103 communities and 28,000 sites. From January 2001 to May 2006, Mr. Kim served as a Vice President at Apollo and was responsible for new investments and investment management including the development of a $400 million mixed-use project that consists of two hotels, two condominium towers, retail, office and structured parking. Mr. Kim also formulated work-out strategies for one of the largest assisted living companies in the nation while at Apollo. Between 1999 to 2000, Mr. Kim was an Assistant Vice President at Oaktree Capital Management, where he evaluated and executed investments in the U.S. and Japan for funds then totaling $1.7 billion of equity. Previously, Mr. Kim worked as an Associate at Merrill Lynch Real Estate Investment Banking, where he evaluated financing alternatives for public and private real estate companies. Mr. Kim also worked as a Senior Analyst at Walt Disney Imagineering and as an Analyst at Disney Development Company. Mr. Kim graduated with an M.B.A. from Harvard Business School and a B.A. in Economics from UCLA.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG ROCK PARTNERS ACQUISITION CORP.

Dated: February 11, 2020	By:	/s/ Richard Ackerman
Name: Richard Ackerman
Title: Chairman, President and Chief Executive Office

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